As filed with the Securities and Exchange Commission on September 10, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wilshire Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

California	20-0711133
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3200 Wilshire Blvd.

Los Angeles, California 90010
(213) 387-3200

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Alex Ko

Chief Financial Officer
Wilshire Bancorp, Inc.
3200 Wilshire Blvd.

Los Angeles, California 90010
(213) 387-3200

(Name, Address, Including Zip Code, and Telephone

Number, Including Area Code, of Agent for Service)

Copies to:

T. Allen McConnell, Esq.

Stephanie E. Kalahurka, Esq.

Hunton & Williams LLP

1445 Ross Avenue Suite 3700

Dallas, Texas 75202

(214) 979-3000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act.  (check one):

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐ (Do not check if a Smaller Reporting Company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)		Proposed maximum offering price per unit(2)(5)	Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, no par value per share
Preferred Stock, no par value per share
Warrants
Depositary Shares(3)
Units(4)
Total	$100,000,000	(2)		$100,000,000	(2)(6)	$5,580	(2)

(1)   An indeterminate number of securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices, with an aggregate public offering price not to exceed $100,000,000.  Separate consideration may or may not be received for securities that are issued on exercise, conversion or exchange of other securities or that are issued in units.

(2)   In accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended, information as to each class of securities to be registered is not specified.  In addition to the securities issued directly under this registration statement, we are registering an indeterminate number of shares of common stock and preferred stock as may be issued upon conversion or exercise or in exchange for the securities issued directly under the registration statement.

(3)   Each depositary share will be issued under a deposit agreement, will represent a fractional interest in shares of common or preferred stock, and will be evidenced by a depositary receipt.

(4)   Each unit will be issued under a unit agreement and will represent an interest in two or more equity securities, which may or may not be separable from one another.

(5)   The proposed maximum offering price per class of security will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.

(6)   Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, and is exclusive of accrued distributions, and dividends, if any.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED SEPTEMBER 10, 2009

PROSPECTUS

WILSHIRE BANCORP, INC.

Up to $100,000,000

Common Stock

Preferred Stock

Warrants

Depositary Shares

Units

We may from time to time offer and sell in one or more offerings, together or separately, any combination of the securities described in this prospectus.  The aggregate initial offering price of the securities that we offer will not exceed $100,000,000.

We may offer and sell these securities on a delayed or continuous basis to or through one or more agents, underwriters or dealers as designated from time to time, directly to one or more purchasers, through a combination of these methods or any other method as provided in the applicable prospectus supplement.  If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

At the time we offer securities, we will specify in an accompanying prospectus supplement the amount, price and specific terms of any securities offered.  You should carefully read this prospectus, any applicable prospectus supplement and the documents incorporated by reference before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”  The price to the public and the net proceeds we expect to receive from any such sale will also be set forth in a related prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “WIBC.”

Investing in our securities involves risks.  Before buying our securities, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” on page 5 of this prospectus and in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any quarterly report on Form 10-Q, as well as in any prospectus supplements relating to specific offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.

The date of this prospectus is                           , 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process.  By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings having an initial aggregate offering price of up to $100,000,000.

We may offer the following securities from time to time:

•                  common stock;

•                  preferred stock;

•                  warrants;

•                  depositary shares; and

•                  units.

We may also issue securities upon conversion or exercise of or in exchange for any of the securities listed above.

This prospectus provides you with a general description of each of the securities we may offer.  Each time we offer and sell any of these securities, we will provide a prospectus supplement that contains specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and each prospectus supplement, you should rely on the information in that prospectus supplement.  Before purchasing any of our securities, you should carefully read both this prospectus and each applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities that may be offered under this prospectus.  The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus.  Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents.  The registration statement and exhibits may be obtained and read at the SEC Internet website (www.sec.gov) or at the SEC office mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus and any applicable prospectus supplement may only be used where it is legal to sell these securities, and we will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only.  Our business, financial condition, results of operations and prospects may have changed since that date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

In this prospectus, we refer to common stock, preferred stock, warrants, depositary shares and units collectively as “securities.”  The terms “we,” “us,” and “our” refer to Wilshire Bancorp, Inc., and our consolidated subsidiaries, unless otherwise stated or the context otherwise requires.  The terms “our banking subsidiary” or “the Bank” refer to Wilshire State Bank, unless otherwise stated or the context otherwise requires.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus much of the information that we file with the SEC.  This means that we can disclose important information to you by referring you to another document without restating the information in this document.  Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document.  Any information filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or previously incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information that we previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•                                          Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed on March 12, 2009.

•                                          Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009 and June 30, 2009, as filed on May 8, 2009 and August 10, 2009, respectively.

•                                          Our Current Reports on Form 8-K filed August 31, 2009, August 19, 2009, July 20, 2009, July 1, 2009, June 1, 2009 and February 25, 2009.

•                                          The description of our common stock, no par value per share, contained in our Registration Statement on Form 8-A, filed August 31, 2004, and any amendment or report filed subsequent thereto for the purpose of updating such description.

These documents contain important information about our business and our financial performance.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Securities Exchange Act).  Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information or documents that we have incorporated by reference into this prospectus.  We will provide this information upon written or oral request at no cost to the requester.  You may request this information by contacting our corporate headquarters at the following address and telephone number:

Alex Ko
Chief Financial Officer

Wilshire Bancorp, Inc.
3200 Wilshire Blvd.

Los Angeles, California 90010

(213) 387-3200

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document.  You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above.  Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  We also file these documents with the SEC electronically.  You can access the electronic versions of these filings on the SEC’s Internet website found at http://www.sec.gov and our website:  www.wilshirebank.com (the other information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement).

We have filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities to be sold hereunder.  This prospectus has been filed as part of that registration statement.  This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC.  The registration statement is available for inspection and copy as set forth above.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This prospectus, any accompanying prospectus supplements and the documents incorporated by reference in this prospectus contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Forward-looking statements discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information.  Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “would,” “endeavor,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “potential,” “plan,” “predict,” “project,” “seek,” “should,” “will” or the negative such terms and other similar words and expressions of future intent. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to adverse developments or conditions related to or arising from:

•                  significant volatility and deterioration in the credit and financial markets; and adverse changes in general economic conditions;

•                  fluctuations in interest rates;

•                  deterioration in asset or credit quality;

•                  the effects of the Emergency Economic Stabilization Act, the American Recovery and Reinvestment Act, and the Troubled Asset Relief Program (TARP) and any changes or amendments thereto;

•                  the availability of capital;

•                  the impact of any goodwill impairment that may be determined;

•                  acquisitions of other banks, if any;

•                  the soundness of other financial institutions;

•                  expansion into new market areas;

•                  environmental conditions, including natural disasters, which may disrupt our business, our operations or our borrowers;

•                  competitive pressures;

•                  changes in laws, regulations, and accounting rules, or their interpretations; any legislative, judicial or regulatory actions and developments against us; and

•                  general economic or business conditions in California and other regions where the Bank has operations, including, but not limited to, adverse changes in economic conditions resulting from a prolonged economic downturn;

•                  other risks that are described in Wilshire Bancorp, Inc.’s public filings with the SEC.

These factors and the risk factors referred to in our Annual Report on Form 10-K for the year ended December 31, 2008 could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

These factors include, but are not limited to, those which may be set forth in any accompanying prospectus supplement and those included in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, and other factors described in our periodic reports filed from time to time with the SEC.

WILSHIRE BANCORP, INC.

We are a bank holding company offering a broad range of financial products and services primarily through our main subsidiary, Wilshire State Bank, a California state-chartered commercial bank.  The Bank was incorporated under the laws of the State of California on May 20, 1980 and commenced operations on December 30, 1980.  Headquartered in Los Angeles, Wilshire State Bank operates 23 branch offices in California, Texas, New Jersey and New York, and five loan production offices in Dallas, Houston, Atlanta, Denver, and Annandale, Virginia, and is an SBA preferred lender nationwide.

Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area.  Wilshire Bancorp’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.

The deposits of the Bank are insured up to the maximum limits authorized under the Federal Deposit Insurance Act, as amended, or the “FDIA.”  Like most state-chartered banks of our size in California, we are not a member of the Federal Reserve System, but we are a member of Federal Home Loan Bank of San Francisco, a congressionally chartered Federal Home Loan Bank.

To address the needs of our multi-ethnic customers, we have many multilingual employees who are able to converse with our clientele in their native languages.  We believe that the ability to speak the native language of our customers assists us in tailoring products and services for our customers’ needs.

Our corporate headquarters and principal office is located at 3200 Wilshire Boulevard, Los Angeles, California 90010, and our telephone number is (213) 387-3200.  Our Internet website address is www.wilshirebank.com.  Except for documents specifically incorporated by reference into this prospectus, the information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act.  You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein.  Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds from the sale of our securities to fund future acquisitions of banks and other financial institutions, growth capital, and for general corporate purposes.  General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common or preferred stock.  The net proceeds may be temporarily invested in interest bearing accounts or short-term, interest bearing securities or applied to repay short-term or revolving debt prior to use.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table shows our ratio of earnings to combined fixed charges and preferred dividends on a consolidated basis, or indicates a deficiency amount, for the periods presented.  During certain periods shown below, no shares of our preferred stock were outstanding.  For purposes of determining the ratio of earnings to combined fixed charges and preferred dividends, earnings are defined as (a) the sum of pre-tax income (loss) from continuing operations, fixed charges, and amortization of capitalized interest less the sum of (b) interest capitalized and preference security dividend requirements of consolidated subsidiaries.  Fixed charges means the sum of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and an estimate of the interest within rental expense and the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities.  The amount of interest within rental expense has been estimated to be one-third of such rental expense.

	Six Months Ending
	June 30,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004

Earnings before income taxes	$28,110	$23,260	$42,755	$44,115	$55,744	$46,512	$32,482
Add fixed charges	28,538	35,051	67,017	77,168	65,580	34,925	17,938
Earnings before fixed charges and income taxes	$56,648	$58,311	$109,772	$121,283	$121,324	$81,437	$50,420
Fixed charges	$28,538	$35,051	$67,017	$77,168	$65,580	$34,925	$17,938
Preferred dividends and accretion of preferred stock discount	1,818	0	155	0	0	0	0
Fixed charges and preferred dividends	$30,356	$35,051	$67,172	$77,168	$65,580	$34,925	$17,938
Ratio of earnings to fixed charges	1.99	1.66	1.64	1.57	1.85	2.33	2.81
Ratio of earnings to fixed charges and preferred dividends	1.87	1.66	1.63	1.57	1.85	2.33	2.81

DESCRIPTION OF CAPITAL STOCK

The following summary describes the material features and rights of our capital stock and the TARP Warrant (as defined below), and each is subject to, and qualified in its entirety by, applicable law and the provisions of our articles of incorporation and bylaws and, in the case of the TARP Warrant, the warrant agreement governing such warrant.

General

Our authorized capital stock consists of 80,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share, of which 62,158 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or “Series A Preferred Stock.”  As of June 30, 2009, 29,413,757 shares of our common stock and 62,158 shares of our Series A Preferred Stock were outstanding.  Also outstanding is one warrant (the “TARP Warrant”), that is exercisable, in whole or in part, initially for 949,460 shares of our common stock at a price of $9.82 per share, subject to adjustment as discussed herein.

Our articles of incorporation authorize our board of directors to, without stockholder approval, adopt resolutions providing for the issuance of preferred stock in such classes or series, with such voting powers, conversion features, designations, preferences, rights, qualifications, limitations and restrictions of each class or series of preferred stock as may be determined by our board of directors.  Accordingly, without approval of the holders of common stock, our board of directors may authorize preferred stock that has voting, dividend or liquidation rights superior to that of our common stock and which may adversely affect the rights of holders of common stock.

Common Stock

Liquidation Rights.  In the event of a liquidation of Wilshire Bancorp, our common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences for securities with a priority over the Wilshire Bancorp common stock.

Dividends and Other Distributions.  The holders of our common stock are entitled to receive and share equally in dividends declared by our board of directors out of funds legally available for such dividends.  The holders of our Series A Preferred Stock have a priority over holders of our common stock with respect to dividends.  See “Description of Outstanding Securities—Series A Preferred Stock—Dividends.  If we issue additional preferred stock in the future, the holders of that preferred stock may have a priority with respect to dividends over the holders of our common stock and, subject to the provisions governing any series or class of preferred stock, holders of one of more classes or series of stock previously issued, including the Series A Preferred Stock.

We are a bank holding company, and our primary source for the payment of dividends is dividends from our direct, wholly-owned subsidiary, Wilshire State Bank. Various banking laws applicable to the Bank limit the payment of dividends, management fees and other distributions by the Bank to us, and may therefore limit our ability to pay dividends on our common stock.  Our ability to pay dividends on our common stock is also limited by the terms of the Series A Preferred Stock.  See “Description of Outstanding Securities—Series A Preferred Stock—Dividends.”

Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition, future prospects and such other factors as our board of directors may deem relevant.

Voting Rights.   Under California law, each holder of a share of our common stock is entitled to one vote per share for each matter submitted to the vote of the shareholders.  Cumulative voting generally is required for the election of directors, except that “listed corporations” (generally, a corporation with outstanding shares listed on a national stock exchange) may expressly eliminate cumulative voting for directors in the articles of incorporation of the corporation.  Wilshire Bancorp is considered a “listed company” for purposes of California law, and our articles of incorporation expressly eliminate cumulative voting for directors.

Anti-Takeover Provisions.  Provisions of our articles of incorporation and bylaws may have anti-takeover effects.  These provisions may discourage attempts by others to acquire control of Wilshire Bancorp, Inc. without negotiation with our board of directors.  The effect of these provisions is discussed briefly below.

Authorized Stock.  The shares of our common stock authorized by our articles of incorporation but not issued provide our board of directors with the flexibility to effect financings, acquisitions, stock dividends, stock splits and stock-based grants without the need for a stockholder vote.  Our board of directors, consistent with its fiduciary duties, could also authorize the issuance of shares of preferred stock, and could establish voting, conversion, liquidation and other rights for our preferred stock being issued, in an effort to deter attempts to gain control of Wilshire Bancorp, Inc.

Classification of Board of Directors.  Our articles of incorporation and bylaws currently provide that our board of directors is divided into three classes of as nearly equal size as possible, with one class elected annually to serve for a term of three years.  This classification of our board of directors may discourage a takeover of Wilshire Bancorp, Inc. because a stockholder with a majority interest in our company would have to wait for at least two consecutive annual meetings of stockholders to elect a majority of the members of our board of directors.

Removal of Directors without Cause.  Because we have a classified board of directors, a director generally may be removed without cause only if the votes cast against removal of a director, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and either the number of directors elected at the most recent annual meeting of shareholders, of if greater, the number of directors for whom removal is being sought, were then being elected.

Restrictions on Certain “Business Combinations” with Third Parties who may Acquire Our Securities Outside of an Action taken by Wilshire Bancorp.  Our articles of incorporation contain a provision restricting certain “Business Combinations” with persons, known as “Interested Shareholders,” who may obtain our securities outside of an action of Wilshire Bancorp.  An “Interested Shareholder” is defined in our articles of incorporation as a person who directly or indirectly beneficially owns, alone or with associates or affiliates, more than 20% of the outstanding voting shares of Wilshire Bancorp or a subsidiary of Wilshire Bancorp, and, subject to certain limits, certain assignees of, or successors to, the stock once held by an interested shareholder.

Super-Majority Shareholder Voting Requirements to Modify Certain Provisions of our Articles of Incorporation and Bylaws.  Our articles of incorporation provide that any amendment or modification or provision inconsistent with the provisions of the articles of incorporation relating to Business Combinations, the authorized number of directors, the provision for a classified election of directors and any amendment or modification or provision inconsistent with the provisions of our bylaws relating to the advance notice of nominations of directors and the indemnification of directors generally requires the affirmative vote of the holders of at least 66 2/3% of the then outstanding voting stock.

Stricter Time Limitations on the Ability of Shareholders to Nominate Directors for Election at Annual Meetings of our Shareholders.  Our bylaws provide that nominations for election of directors may be made by the Board or by any shareholder.  Notice of the name of any person to be nominated for election as a director must be delivered to the Secretary of the Wilshire Bancorp not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date the meeting is first publicly announced or disclosed less than 70 days prior to the date of the meeting, then such advance notice must be given not more than 10 days after such date is first announced.

Preemptive Rights.  Holders of our common stock do not have preemptive rights with respect to any shares that may be issued.

Redemption.  Shares of our common stock are not subject to redemption.

Listing.  Our common stock is listed on the Nasdaq Global Select Market under the symbol “WIBC.”

Transfer Agent.  The transfer agent for our common stock is Computershare Limited.  The transfer agent’s address is Computershare Investor Services, 250 Royall Street, Canton, MA  02021.

Series A Preferred Stock

General.   Each share of the Series A Preferred Stock has a liquidation value of $1,000.  As of the date of this prospectus, the Series A Preferred Stock are not listed on any securities exchange.  The rights of the holders of preferred stock will be subordinate to those of our general creditors.  The Series A Preferred Stock is currently held as a physical stock certificate; however, we have agreed to transfer the certificate into book-entry form if requested by the holder or holders of the Series A Preferred Stock.

Rank.  The Series A Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs, (a) senior to our common stock and to all capital stock ranking junior to the Series A Preferred Stock; (b) on a parity with other classes or series of our preferred stock that we issue, the terms of which specifically provide that such preferred stock ranks on a parity with the Series A Preferred Stock; and (c) senior to all shares of capital stock that we issue, the terms of which specifically provide that such shares of capital stock rank junior to the Series A Preferred Stock.

Dividends.  We will pay the record holders of the Series A Preferred Stock, when, as and if declared by our board of directors, cumulative cash dividends at an annual rate of $50.00 per Series A Preferred Stock share each year, which is equivalent to 5.00% of the $1,000 liquidation preference per Series A Preferred Stock share, until, but excluding, February 15, 2014, and from that date thereafter at an annual rate of $90.00 per Series A Preferred Stock share each year, which is equivalent to 9.00% of the $1,000 liquidation preference per Series A Preferred Stock share.  Dividends will only be payable out of the assets legally available therefore.  Dividends will be cumulative from and including the date of our original issue of the Series A Preferred Stock and will be payable quarterly in arrears on the 15th day of February, May, August and November of each year or, if not a business day, the next succeeding business day.  Dividends payable on the Series A Preferred Stock on any date prior to the end of a dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to record holders of Series A Preferred Stock as they appear in our records at the close of business on the applicable record date, which will be the 15th calendar day immediately preceding such dividend payment date or such other record date fixed by the board of directors that is not more than 60 days nor less than 10 days before such dividend payment date.

In the event that any dividend payment or payments on the Series A Preferred Stock are in arrears at any time, cumulative cash dividends at the annual rate then in effect for dividend payments on the Series A Preferred Stock will be payable as and if declared by our board of directors and out of the assets legally available therefore, on all such accrued and unpaid dividends.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends, and whether or not those dividends are declared.  Accrued but unpaid dividends on the Series A Preferred Stock will accumulate as of the due date for the dividend payment on which they first become payable.  Except as described in the next paragraph, we will not declare or pay or set apart for payment dividends on any common shares or shares of any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock (other than a dividend paid solely in shares of common stock) for any period, nor will we, or any of our subsidiaries, directly or indirectly, purchase, redeem or otherwise acquire for consideration any common shares or shares of any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock, unless full cumulative dividends on the Series A Preferred Stock (including dividends on any such unpaid amounts) for all past dividend periods and the then current dividend period have been or are contemporaneously (a) declared and paid in full or (b) declared and a sum sufficient to pay them in cash is set apart for payment.

When we do not pay dividends in full (or when we do not set apart a sum sufficient to pay them in full) upon the Series A Preferred Stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series A Preferred Stock, we will declare any dividends upon the Series A Preferred Stock and any other series of preferred shares ranking on a parity as to dividends with the Series A Preferred Stock proportionately so that the dividends declared per share of Series A Preferred Stock (including dividends on any such unpaid amounts) and those other series of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and those other series of preferred stock (which will not include any accrual in respect of unpaid dividends on such other series of preferred stock for prior dividend periods if those other series of preferred stock do not have cumulative dividends) bear to each other.  If our board of directors or a duly authorized committee of our board of directors determines not to pay any dividend or a full dividend on a dividend payment date, we will provide written notice to the holders of the Series A Preferred Stock prior to the dividend payment date.

Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the record holders of the Series A Preferred Stock will be entitled to be paid out of our assets or proceeds therefore legally available for distribution to our stockholders, subject to the rights of any of our creditors, a liquidation preference of $1,000 per Series A Preferred Stock share, plus an amount equal to any accrued and unpaid dividends, whether or not declared, (including dividends on any such unpaid amounts) to the date of payment, before any dividend or payment may be made to holders of our common stock or any other class or series of our capital stock ranking junior to the Series A Preferred Stock as to liquidation rights.

If, upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series A Preferred Stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on a parity with the Series A Preferred Stock as to liquidation rights, then the record holders of the Series A Preferred Stock and all other classes or series of capital stock of that kind will share proportionately in any such distribution of assets in proportion to the full respective liquidating distributions to which they would otherwise be entitled.

After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation or other entity will not be deemed to constitute our liquidation, dissolution or winding-up of our affairs.

Redemption.  We may, at our option upon written notice, subject to the approval of our primary federal banking regulator, the Board of Governors of the Federal Reserve System, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time for cash at a redemption price equal to the sum of (i) $1,000 per share of Series A Preferred Stock, and (ii) any accrued and unpaid dividends up to and including the date fixed for redemption (except as provided in the immediately following sentence), including any dividends on any such unpaid dividends.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record on such dividend record date of the redeemed shares of Series A Preferred Stock.  If the Series A Preferred Stock is then held in certificated form, record holders of certificates representing the Series A Preferred Stock to be redeemed will surrender such certificates at the place designated in the notice of redemption and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following surrender of the certificates.

Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record on such dividend record date of the redeemed shares of Series A Preferred Stock.  If the Series A Preferred Stock is then held in certificated form, record holders of certificates representing the Series A Preferred Stock to be redeemed will surrender such certificates at the place designated in the notice of redemption and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following surrender of the certificates.

If notice of redemption of any Series A Preferred Stock has been given and if we have set aside in trust the funds necessary for the redemption for the benefit of the record holders of Series A Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on the Series A Preferred Stock and such Series A Preferred Stock will no longer be deemed outstanding and all rights of the holders of such Series A Preferred Stock will terminate, except for the right to receive the redemption price plus any accrued and unpaid dividends payable upon the redemption.  Any funds unclaimed at the end of three years from the redemption date will, to the extent permitted by law, be released to us, after which time the holders of the shares so called for redemption may look only to us for payment of the redemption price of such shares.

Notice of redemption must be sent by first class mail to the holders of record of the shares of Series A Preferred Stock to be redeemed not less than 30 nor more than 60 days before the date of redemption, or, if shares of Series A Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, notice may be given at such time and in any manner permitted by such facility.

The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption.  Holders of the Series A Preferred Stock have no right to require redemption or repurchase of any shares of the Series A Preferred Stock.

Conversion.  Holders of our Series A Preferred Stock have no right to exchange or convert such shares into any other securities.

Voting Rights.  Holders of Series A Preferred Stock will generally have no voting rights, except as provided by applicable law and as described below.

Whenever no dividends are paid on the Series A Preferred Stock for six or more quarterly periods (whether or not consecutive), the size of our board of directors will be increased automatically by two directors, and holders of the Series A Preferred Stock, voting together as a class with the holders of all other classes or series of our capital stock upon which like voting rights have been conferred and are exercisable (herein referred to as voting parity stock), will be entitled to elect two additional directors to our board of directors at the next annual meeting (or at a special meeting called for the purpose of electing preferred stock directors prior to the next annual meeting) and each subsequent annual meeting until all of the accrued and unpaid dividends on the Series A Preferred Stock (including any dividends on any such unpaid dividends) for the past dividend periods and the then current dividend period have been declared and fully paid.  A vacancy in the office of one of the additional preferred directors may be filled by written consent of the other additional preferred director who remains in office.

The affirmative vote or consent of the holders of two-thirds of the outstanding Series A Preferred Stock, voting separately as a single class, will be required to (i) authorize or create, or increase the authorized or issued amount of, or any issuance of, any shares or securities convertible into, exchangeable for or exercisable for any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to either or both of the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up; (ii) amend, alter or repeal the provisions of our articles of incorporation or the articles of amendment (including the Certificate of Determination) that established the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; or (iii) to consummate a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of Wilshire Bancorp with another corporation or other entity, unless in each case (x) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole.

The voting rights afforded to holders of Series A Preferred Stock will not apply if, at or before the time when the act with respect to which the vote would otherwise be required is effected, all outstanding Series A Preferred Stock are redeemed or called for redemption in accordance with their terms and upon proper notice and we deposit sufficient funds, in cash, in trust to effect the redemption.

Preemptive Rights.  Holders of our Series A Preferred Stock do not have preemptive rights with respect to any of our securities that may be issued.

TARP Warrant

General.  As of the date of this prospectus, there is one TARP Warrant outstanding.     The TARP Warrant is exercisable, in whole or in part and subject to adjustment as provided for therein, for 949,460 shares of our common stock at a price of $9.82 per share, subject to adjustment as discussed below.  The TARP Warrant will expire at 5:00 p.m. New York City time, on December 12, 2018.

Exercise.  The TARP Warrant is exercisable by (A) the surrender of the TARP Warrant and a duly completed and executed notice of exercise (a form of which is annexed thereto) at our principal executive office and (B) payment of the exercise price for the Shares of common stock thereby purchased:  (i) by having us withhold, from the shares of common stock that would otherwise be delivered to the warrantholder upon such exercise, shares of common stock issuable upon exercise of the TARP Warrant equal in value to the aggregate exercise price as to which the TARP Warrant is so exercised based on the market price of the common stock on the trading day on which the TARP Warrant is exercised, or (ii) with the consent of both Wilshire Bancorp and the warrantholder, by tendering in cash, by certified or cashier’s check payable to the order of Wilshire Bancorp, or by wire transfer of immediately available funds to an account designated by us.

Any exercise of the TARP Warrant for shares of common stock is subject to the condition that the warrantholder will have first received any applicable approvals and authorizations required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

Listing.  The shares of common stock issuable upon exercise of the TARP Warrant will be listed on the NASDAQ Global Select Market.

Fractional Shares.  No fractional shares will be issued upon exercise of the TARP Warrant.  However, we will pay to the warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to the warrantholder, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date, less the prorated exercise price for such fractional share.

Adjustments.

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations.   The number of shares of our common stock for which the TARP Warrant may be exercised and the exercise price applicable to the TARP Warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment.   Until the earlier of December 12, 2011 and the date the initial selling securityholder no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the TARP Warrant is exercisable and the exercise price will be adjusted.   Permitted transactions include issuances:

•                                          as consideration for or to fund the acquisition of businesses and/or related assets;

•                                          in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•                                          in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•                                          in connection with the exercise of preemptive rights on terms existing as of December 12, 2008.

Other Distributions.   If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the TARP Warrant will be adjusted to reflect such distribution.

Certain Repurchases.   If we effect a pro rata repurchase of our common stock both the number of shares issuable upon exercise of the TARP Warrant and the exercise price will be adjusted.

Business Combinations.   In the event of a merger, consolidation or similar transaction involving Wilshire Bancorp and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the TARP Warrant will be converted into the right to exercise the TARP Warrant for the consideration that would have been payable to the warrantholder with respect to the shares of our common stock for which the TARP Warrant may be exercised, as if the TARP Warrant had been exercised prior to such merger, consolidation or similar transaction.

Transfer.  The TARP Warrant and all rights thereunder are transferable, in whole or in part, by the registered holder of the TARP Warrant.  However, a holder may not transfer a portion or portions of the TARP Warrant with respect to, and/or exercise the TARP Warrant for, more than 474,730  shares of our common stock (as such number may be adjusted from time to time as set forth above) in the aggregate until the earlier of (a) the date on which we have received aggregate gross proceeds of not less than $62,158,000 from one or more qualified equity offerings and (b) December 31, 2009.  A “qualified equity offering” means the sale and issuance for cash by Wilshire Bancorp to persons other than us (or any of our subsidiaries) of shares of perpetual preferred stock, common stock or any combination of such stock that, in each case, qualify as and may be included in our Tier 1 capital at the time of issuance under the applicable risk-based capital guidelines of the Board of Governors of the Federal Reserve System.

Reduction.  In the event that we receive proceeds from a qualified entity offering equal to at least $62,158,000 prior to December 31, 2009, the number of shares of our common stock underlying the TARP Warrant will be reduced by a number of shares equal to the product of (i) the number of shares originally underlying the TARP Warrant (taking into account all adjustments) and (ii) 0.5.

Substitution.  In the event that our common stock is no longer listed on a national securities exchange or securities association, the TARP Warrant will be exchangeable, at the option of the selling securityholder, for senior term debt or another economic instrument or security of Wilshire Bancorp such that the selling securityholder is appropriately compensated for the value of the TARP Warrant.

Rights as Shareholder.  The TARP Warrant does not entitle the warrantholder to any voting rights or other rights as a Wilshire Bancorp shareholder prior to the date of exercise of the TARP Warrant.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus contains summary descriptions of our common stock, preferred stock, warrants, depositary shares, and units that we may offer from time to time.  These summary descriptions are not meant to be complete descriptions of each security.  The particular terms of any security will be described in the accompanying prospectus supplement, the instruments governing such securities, and other offering materials filed with the SEC.  The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

Common Stock

When we offer to sell shares of our common stock, we will describe the specific terms of the offering in a supplement to this prospectus. A description of the material terms of our common stock is included with this prospectus under the above section entitled, “Description of Outstanding Securities—Common Stock.”

Preferred Stock

When we offer to sell shares of preferred stock, we will describe the specific terms of the offering and the preferred shares in a supplement to this prospectus.  The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to any particular series of preferred stock.

  Our articles of incorporation authorize our board of directors to, without stockholder approval, adopt resolutions providing for the issuance of preferred stock in such classes or series, with such voting powers, conversion features, designations, preferences, rights, qualifications, limitations and restrictions of each class or series of preferred stock as may be determined by our board of directors.

If we offer shares of preferred stock in the future, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in the certificate of determination or amendment to our articles of incorporation relating to that class or series.  Such designations, voting powers, preferences, rights, qualifications, limitations and restrictions will describe the rights of such shares or preferred stock relative to any shares of preferred stock previously issued by us that are then outstanding.  We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of determination that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock.  In addition, the prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series.  This description will include:

•                  the title and stated value;

•                  the number of shares we are offering;

•                  the liquidation preference per share;

•                  the purchase price;

•                  the dividend rate, period and payment date and method of calculation for dividends;

•                  whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends will accumulate;

•                  the procedures for any auction and remarketing, if any;

•                  the provisions for a sinking fund, if any;

•                  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•                  any listing of the preferred stock on any securities exchange or market;

•                  voting rights, if any, of the preferred stock;

•                  preemptive rights, if any;

•                  conversion or exchange rights, if any;

•                  restrictions on transfer, sale or other assignment, if any;

•                  whether interests in the preferred stock will be represented by depositary shares;

•                  a discussion of any material U.S. Federal income tax considerations applicable to the preferred stock;

•                  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•                  any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable.  Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank on a parity in all respects with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.

The rights of holders of any series or class of outstanding preferred stock may, subject to the provisions governing such outstanding preferred stock, be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future.  Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, including issuance in connection with a stockholders’ rights plan or with terms that may discourage a change in control of our company.

Redemption.  If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable, convertible or exchangeable.  Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series.  Generally, any redemption of our preferred stock will be subject to prior Federal Reserve approval.  Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

If, after giving notice of redemption to the holders of a series of preferred stock, we deposit with a designated bank funds sufficient to redeem the preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right to convert the shares into other classes of our capital stock. The prospectus supplement will set forth the redemption price relating to a particular series of preferred stock.

Except as indicated in the applicable prospectus supplement, the preferred stock is not subject to any mandatory redemption at the option of the holder.

Dividends.  Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for dividends.  The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock.  Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.  Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•                  all prior dividend periods of each series of preferred stock that pay dividends on a cumulative basis; or

•                  the immediately preceding dividend period of each series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata.  A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.

Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock and such holders may have the right to receive an additional amount equal to any accrued but unpaid dividends.  These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of those series will have the right to a ratable portion of our available assets up to the full liquidation preference.  Holders of those series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights.  The holders of shares of preferred stock will have no voting rights, except:

•                  as otherwise stated in the applicable prospectus supplement;

•                  as otherwise stated in the articles of amendment to our articles of incorporation establishing the series of such preferred stock; and

•                  as otherwise required by applicable law.

Transfer Agent and Registrar.  Unless otherwise stated in the applicable prospectus supplement, the transfer agent for any additional class or series of our preferred stock will be Computershare Limited.

Warrants

When we offer for sale warrants, we will describe the specific terms of the offering and the warrants in a supplement to this prospectus.  We may issue warrants independently or together with other securities.  Warrants sold with other securities may be attached to or separate from the other securities.  We will issue warrants, if any, under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement accompanying this prospectus relating to any warrants we offer will include specific terms relating to the offering, including, among others:

•                  the title and the aggregate number of warrants;

•                  the securities for which each warrant is exercisable;

•                  the date or dates on which the right to exercise such warrants commence and expire;

•                  the price or prices at which such warrants are exercisable;

•                  the currency or currencies in which such warrants are exercisable;

•                  the periods during which and places at which such warrants are exercisable;

•                  the terms of any mandatory or optional call provisions;

•                  the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•                  the identity of the warrant agent; and

•                  the exchanges, if any, on which such warrants may be listed.

You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised.  Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts.  If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.

Depositary Shares

 When we offer to sell depositary shares, we will describe the specific terms of the offering and the depositary shares in a supplement to this prospectus.  The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may offer depositary shares representing receipts for fractional interests our common or preferred stock in the form of depositary shares.  Each depositary share would represent a fraction of a share of our common or preferred stock, as the case may be, and would be represented by a depositary receipt.

The common stock or preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States, which we refer to in this prospectus as the “depositary.”  We will name the depositary in the applicable prospectus supplement.  Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to the applicable fraction of a share of a of common or preferred stock, as the case may be represented by the depositary share, including any dividend, voting, redemption, conversion, and liquidation rights.  If necessary, the prospectus supplement will provide a description of U.S. Federal or other income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement.  If you purchase fractional shares of common or preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement.  While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form.  The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form.  Holders of the temporary depositary receipts will have the right to exchange them for the final depositary receipts at our expense.

Units

When we offer to sell units, we will describe the specific terms of the offering and the units in a supplement to this prospectus. .  We may issue units comprising one or more of the securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The prospectus supplement accompanying this prospectus relating to the units we may offer will include specific terms relating to the offering, including, among others:

•                  the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately;

•                  any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and

•                  and whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways:

•                  directly to one or more purchasers;

•                  through agents;

•                  to dealers;

•                  through underwriters, brokers or dealers; or

•                  through a combination of any of these methods of sale.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering.  We will set forth the terms of the offering of securities in a prospectus supplement, including:

•                  the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

•                  the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•                  any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to the prevailing market prices; or

•                  at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act of 1933.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.  Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent.  The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time.  The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them.  Generally, any agent will be acting on a best efforts basis for the period of its appointment.  Underwriters, dealers and agents may engage in transactions with us, perform services for us in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the Nasdaq Global Select Market.  Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market, subject to official notice of issuance, unless the Company’s issued and outstanding common stock at the date of the prospectus supplement is listed on another exchange.  We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so.  It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities or preferred stock.

We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof.  Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities.  The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers.  In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or they are in compliance with an available exemption from the registration or qualification requirement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities being offered by this prospectus will be passed upon for us by Hunton & Williams, LLP, counsel to Wilshire Bancorp, Inc.  Any underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Wilshire Bancorp, Inc.’s Annual Report on Form 10-K, and the effectiveness of Wilshire Bancorp, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.   Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses, other than underwriting discounts and commissions, in connection with the registration and offering of the securities to which this registration statement relates. All amounts shown are estimates, except the Securities and Exchange Commission’s registration fee.

SEC registration fee	$5,580
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and duplication expenses	*
Transfer agent fees and expenses	*
Miscellaneous expenses	*
Total	*

*Fees will depend upon the types of securities offered and the number of issuances, which cannot be estimated at this time.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 317 of the California General Corporation Law (the “CGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Section 204 of the CGCL provides that a corporation’s articles of incorporation may not limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL (concerning transactions between corporations and directors or corporations having interrelated directors) or (vii) under Section 316 of the CGCL (concerning directors’ liability for distributions, loans, and guarantees).

Section 204 further provides that a corporation’s articles of incorporation may not limit the liability of directors for any act or omission occurring prior to the date when the provision became effective or any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

In accordance with Section 317, Wilshire Bancorp’s articles of incorporation limit the liability of a director of Wilshire Bancorp or its shareholders for monetary damages to the fullest extent permissible under California law. Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to a corporation’s shareholders for any violation of a director’s fiduciary duty to the corporation or its shareholders.  Wilshire Bancorp’s articles of incorporation further authorize the company to provide indemnification to its agents (including officers and directors), subject to the limitations set forth above.  Wilshire Bancorp’s articles of incorporation and bylaws further provide for indemnification of corporate agents to the maximum extent permitted by the CGCL.

The indemnification provisions contained in Wilshire Bancorp’s articles of incorporation are not exclusive of any other rights to which a person may be entitled under any statute, provision of the articles of incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise.  In addition, Wilshire Bancorp may maintain insurance on behalf of its directors and officers.  The rights conferred to any person under the bylaws with respect to indemnification continue as to a person who has ceased to be a director, officer, employee or other agent and inures to the benefit of such person’s heirs, executors and administrators.

The foregoing summaries are necessarily subject to the complete text of the statute, the articles of incorporation, and the bylaws and are qualified in their entirety by reference thereto.

ITEM 16.  EXHIBITS

Exhibit No.	Description
1.1*	Form of underwriting or purchase agreement

3.1

Articles of Incorporation, as amended and restated (filed with the SEC as Exhibit 3.1 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2004, and incorporated by reference herein).

3.2

Certificate of Determination of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (filed with the SEC as Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on December 17, 2008, and incorporated by reference herein).

3.3

Second Amended and Restated Bylaws of Wilshire Bancorp, Inc. effective December 12, 2008. (filed with the SEC as Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on December 17, 2008, and incorporated by reference herein).

4.1

Specimen stock certificate representing Wilshire Bancorp, Inc. Common Stock (incorporated by reference to the Exhibits in the Registration Statement on Form S-4, as filed with the SEC on April 1, 2004.)

4.2	Warrant to Purchase Common Stock (filed with the SEC as Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on December 17, 2008, and incorporated by reference herein).

4.3*	Form of Certificate of Determination of Wilshire Bancorp, Inc. for Preferred Stock

4.4*	Specimen stock certificate representing Wilshire Bancorp, Inc. Preferred Stock

4.5*	Form of Warrant Agreement

4.6*	Form of Warrant Certificate

4.7*	Form of Depositary Agreement

4.8*	Form of Depositary Receipt

4.9*	Form of Unit Agreement

4.10*	Form of Unit Certificate

5.1	Opinion of Hunton & Williams LLP

12.1	Statement regarding computation of ratios of earnings to fixed assets

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (set forth on the signature page in Part II of this registration statement)

*         To be filed, if necessary, by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference herein.

ITEM 17.  UNDERTAKINGS

A.    Rule 415 Offering

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           [Intentionally omitted]

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.    Filings Incorporating Subsequent Exchange Act Documents By Reference

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H.    Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-3

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

I.     Subsequently Filed Information Required in a Prospectus

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the relevant trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on the 9th day of September, 2009.

WILSHIRE BANCORP, INC.

By:	/s/ Alex Ko
Alex Ko
Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joanne Kim and Alex Ko his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposed as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Koh	Chairman and Director	September 9, 2009
Steven Koh

/s/ Joanne Kim	President, Chief Executive Officer and Director	September 9, 2009
Joanne Kim	(Principal Executive Officer)

/s/ Donald Byun	Director	September 9, 2009
Donald D. Byun

/s/ Mel Elliot	Director	September 9, 2009
Mel Elliot

/s/ Lawrence Jeon	Director	September 9, 2009
Lawrence Jeon

/s/ Kyu-Hyun Kim	Director	September 9, 2009
Kyu-Hyun Kim

Signature	Title	Date

/s/ Richard Y. Lim	Director	September 9, 2009
Richard Y. Lim

Director
Fred F. Mautner

/s/ Young H. Pak	Director	September 9, 2009
Young H. Pak

Director
Harry Siafaris

/s/ Alex Ko	Chief Financial Officer	September 9, 2009
Alex Ko	(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of underwriting or purchase agreement

3.1

Articles of Incorporation, as amended and restated (filed with the SEC as Exhibit 3.1 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2004, and incorporated by reference herein).

3.2

Certificate of Determination of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (filed with the SEC as Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on December 17, 2008, and incorporated by reference herein).

3.3

Second Amended and Restated Bylaws of Wilshire Bancorp, Inc. effective December 12, 2008. (filed with the SEC as Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on December 17, 2008, and incorporated by reference herein).

4.1

Specimen stock certificate representing Wilshire Bancorp, Inc. Common Stock (incorporated by reference to the Exhibits in the Registration Statement on Form S-4, as filed with the SEC on April 1, 2004.)

4.2	Warrant to Purchase Common Stock (filed with the SEC as Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on December 17, 2008, and incorporated by reference herein).

4.3*	Form of Certificate of Determination of Wilshire Bancorp, Inc. for Preferred Stock

4.4*	Specimen stock certificate representing Wilshire Bancorp, Inc. Preferred Stock

4.5*	Form of Warrant Agreement

4.6*	Form of Warrant Certificate

4.7*	Form of Depositary Agreement

4.8*	Form of Depositary Receipt

4.9*	Form of Unit Agreement

4.10*	Form of Unit Certificate

5.1	Opinion of Hunton & Williams LLP

12.1	Statement regarding computation of ratios of earnings to fixed assets

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (set forth on the signature page in Part II of this registration statement)

*      To be filed, if necessary, by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference herein.